UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

June 13, 2013 (June 12, 2013)

Date of report (Date of earliest event reported)

COUNSEL RB CAPITAL INC.

(Exact Name of Registrant as Specified in its Charter)

FLORIDA

(State or Other Jurisdiction of

Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

 1 Toronto Street, Suite 700, P.O. Box 3, Toronto, Ontario, Canada, M5C 2V6

(Address of Principal Executive Offices)

(416) 866-3000

(Registrants Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

  Item 8.01. Other Events

On June 12, 2013, Counsel RB Capital Inc. (“Counsel RB” or the “Company”) issued a press release to announce that it has reached a mutually amicable agreement with Adam Reich and Jonathan Reich, Co-Chief Executive Officers of both the Company and its wholly-owned subsidiary, Counsel RB Capital LLC (“CRB”). Subject to the completion of definitive documentation later this month, the Messrs. Reich will leave the Company and CRB with the personnel in the New York and Los Angeles offices of CRB. Adam Reich and Jonathan Reich will retain their initial equity position in the Company.

Ross Dove and Kirk Dove, managing partners of Counsel RB’s subsidiary, Heritage Global Partners, will lead CRB after Messrs. Reich’s departure. Ken Mann will continue to lead Counsel RB’s Equity Partners subsidiary.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

No.	Exhibit

99.1	Press Release Dated June 12, 2013.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Counsel RB Capital Inc.

Date: June 13, 2013	By:	/s/ Stephen A. Weintraub
		Name:	Stephen A. Weintraub
		Title:	Chief Financial Officer and Corporate Secretary